UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2014

FIRST LIBERTY POWER CORP.
Exact name of registrant as specified in its charter

Nevada	000-52928	90-0748351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7251 W. Lake Mead Blvd, Suite 300, Las Vegas NV	89128
(Address of principal executive offices)	(Zip Code)

(702) 675-8198
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On August 20, 2014, First Liberty Power Corp. (“First Liberty”), entered into a 20 year extendable Mining Lease Agreement with a deemed effective date of August 12, 2014 (“Effective Date”), with Krugerrand LLC (“Owner”) in respect of a parcel of land, identified as FLPC - Rose Creek Gold Phase 1, located at T35N, R37E, S31, APN 3537-31-300-030, situated in Humboldt County, Nevada.  First Liberty entered into a further 20 year extendable agreement with Owner in respect a parcel of land, identified as FLPC - Rose Creek Gold Phase 2, located at T35N, R37E, S31, APN 3537-31-300-029, situated in Humboldt County, Nevada. These two agreements, which have identical terms apart from the property descriptions, are collectively referred to as the “RC Agreements” and the respective parcels of land are collectively referred to as the “RC Properties”.  Each parcel of land is approximately 5 acres, for a total of 10 acres covered by the RC Agreements.

The RC Agreements provide for the acquisition of the exclusive right and privilege to explore for, develop, and mine any ores, minerals, and material on, or under, the RC Properties, in exchange for a 15% Net Smelter Return (“NSR”).

Additional terms are as follows, applicable equally to both agreements identified as the RC Agreements:

1)	Advance Payments Against NSR:

a.	Year 1: The sum of Five Thousand Dollars ($5,000.00) payable to Owner within 30 days of the Effective Date of each of the two RC Agreements.

b.	Year 1: The sum of Five Thousand Dollars ($5,000.00) payable to Owner within 90 days of the Effective Date of each of the two RC Agreements.

c.
Years 2 through to the end of or termination of RC Agreements:  The sum of Five Thousand Dollars ($5,000.00), payable to Owner within 30 days of the annual anniversary of the Effective Date of each of the two RC Agreements.

2)	Annual Work Commitments:

a.
Year 1: First Liberty shall be obligated to expend a minimum sum of Five Thousand Dollars ($5,000.00) within 365 days of the Effective Date, towards the exploration and development of each of the two RC Properties.

b.
Years 2 through to the end of or termination of RC Agreements:  First Liberty shall be obligated to expend a minimum sum of Five Thousand Dollars ($5,000.00) within 365 days of the Effective Date, towards the exploration and development of each of the two the RC Properties.

Additional terms and conditions apply to the RC Agreements, and the foregoing descriptions of the RC Agreements are qualified entirely by reference to the copy of said RC Agreements attached as exhibits to this Filing.

Item 2.01                      Completion of Acquisition or Disposition of Assets.

Please refer to the disclosure in Item 1.01.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Mining Lease Agreement dated August 20, 2014 FLPC – Rose Creek Gold Phase 1
10.2	Mining Lease Agreement dated August 20, 2014 FLPC – Rose Creek Gold Phase 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Liberty Power Corp.

Dated: August 25, 2014	By:	/s/ Don Nicholson
	Name:	Don Nicholson
`	Title:	CEO